Exhibit 99.1

NEWS RELEASE for March 15, 2004 at 7:35 AM EST
Contact:	Allen & Caron Inc
	Jay F. McKeage (investors)	Len Hall (media)
	212-691-8087	949-474-4300
	jay@allencaron.com	len@allencaron.com

DIGITAL ANGEL CORPORATION ANNOUNCES

FOURTH-QUARTER AND YEAR-END 2003 RESULTS

SO. ST. PAUL, MN (March 15, 2004) … Digital Angel Corporation (Amex:DOC), an advanced technology company in the field of rapid and accurate identification, location tracking, and condition monitoring of high-value assets, today announced results for its fourth quarter and fiscal year ended December 31, 2003.  Fourth-quarter 2003 total revenues were $8.6 million, up 15.3 percent over fourth-quarter 2002 revenues of $7.5 million, and full year 2003 revenues were $36.7 million, up 7.2 percent over 2002 revenues of $34.2 million.

Net loss per basic and diluted share for the fourth quarter of 2003 was $0.17, or a loss of $4.6 million, versus a net loss per basic and diluted share in the fourth quarter of 2002 of $2.55, or a loss of $67.4 million.  For fiscal 2003, net loss per basic and diluted share was $0.35, or a loss of $9.5 million, versus a net loss per basic and diluted share of $3.76, or a loss of $92.4 million, in fiscal 2002.

Digital Angel CEO Kevin McGrath stated, “I am pleased with Digital Angel’s progress during 2003.  It was a year of significant improvement over 2002 and the strong performance provides a base for further improvement in 2004.  Our focus in the months ahead will be on our key businesses in areas where the profit margins are good and prospects for near-term revenue growth are promising.  We believe we can grow overall revenues substantially this year, and we hope to be cash flow positive by the fourth quarter.”

Chief Financial Officer Jim Santelli commented, “In addition to the operational improvements put into place during 2003, we also restructured our credit facilities and enhanced the Company’s liquidity and capital resources.  Digital Angel is now well-positioned to execute the strategic plan we have set out for 2004.”

McGrath noted that a number of new products will be introduced during the course of 2004 that should help drive revenue growth.  Included among these, in the Animal Applications Divison, is a new, improved, implantable, extended-range transponder for use in companion pets and livestock.  Moreover, the new Bio-Thermo™ chip is in trials and is expected to be introduced commercially by year end.  In the Company’s Signature Industries subsidiary, a new generation of its pilot-locator beacon is expected to be shipped this year, to take advantage of a new generation of satellites with enhanced frequencies and more advanced encryption capabilities that will be deployed over the next few years.

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Results Conference Call

A conference call for institutional investors to discuss the results for the fourth quarter and fiscal year 2003 will take place today at 8:30 AM EST, and will be broadcast live over the Internet. The live webcast may be accessed by visiting the Company’s site at www.DigitalAngelCorp.com or by going to http://www.vcall.com/CEPage.asp?ID=86244. Web participants are encouraged to go to these sites at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online archive will be available from shortly after the call through June 8, 2004.

About Digital Angel Corporation

Digital Angel Corporation develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for the Company’s products include identification and monitoring of pets, fish and livestock through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors.

Digital Angel Corporation is majority-owned by Applied Digital Solutions, Inc. (Nasdaq:ADSX).  For more information about Digital Angel, please visit www.DigitalAngelCorp.com.

The statements in this press release that are not strictly historical, are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections.  The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to, that recent changes in the Company’s senior  management could have an adverse effect on the Company’s financial results that the Company’s stockholders will experience dilution if certain debt owned by the Company is converted into common stock; the risk of foreclosure on substantially all of the Company’s assets; that the Company’s majority stockholder, Applied Digital Solutions, Inc. is able to completely control the board of directors and may support actions that conflict with the interests of other stockholders; that the Company’s earnings will decline if it writes off additional goodwill and other intangible assets; that exercises of the Company’s options and warrants outstanding and available for issuance may adversely affect the market price of the Company’s common stock, the Company’s inability to generate income, the Company’s Wireless and Monitoring segment’s ability to achieve profitability, the Company’s ability to maintain patent and trade secret protection, domestic and foreign government regulation, the Company’s sales to government contractors of animal identification products, dependence on a single production arrangement for its patented syringe-injectable microchips, dependence on principal customers, competition in the visual and electronic identification markets, foreign currency rate fluctuation, dependence on a small team of senior management and the Company’s ability to develop, integrate, miniaturize and market the Digital Angel TM  technology.  A detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the fiscal year ended December 31, 2003.  Investors and stockholders are urged to read this document carefully.  The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release will be met, and investors should understand the risks of investing solely due to such projections.  The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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DIGITAL ANGEL CORPORATION AND SUBSIDIARIES

Condensed Balance Sheets (in thousands)

	For the year ended December 31,
	2003	2002

Total Current Assets	$12,929	$10,763
Property and Equipment, net	7,665	7,769
Goodwill and Other Intangible Assets, net	45,608	48,893
Other Assets, net	1,105	373
Total Assets	$67,307	$67,798

Current Liabilities	$16,006	$9,124
Long-Term Debt and Notes Payable	2,818	3,314
Deferred Revenue	—	50
Minority Interest	—	298
Stockholders’ Equity	48,483	55,012
Total Liabilities and Stockholders’ Equity	$67,307	$67,798

Statement of Operations Data (in thousands, except per share amounts)

	For the quarter ended December 31,		For the year ended December 31,
	2003	2002	2003	2002

Total net revenue	$8,609	$7,469	$36,712	$34,243
Gross profit	3,520	1,537	15,445	13,734
Net loss	(4,551)	(67,405)	(9,458)	(92,359)

Net loss per common share (basic and diluted)	($0.17)	$(2.55)	$(0.35)	($3.76)
Weighted average number of common shares outstanding (basic and diluted)	27,316	26,471	26,959	24,578

Selected Cash Flow Data (in thousands)

	For the year ended December 31,
	2003	2002
Net Cash Used in Operating Activities	$(4,691)	$(2,730)
Net Cash Used in Investing Activities	(1,352)	(567)
Net Cash Provided by Financing Activities	6,595	2,593
Net Increase (Decrease) in Cash	680	(382)

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